Exhibit 10.1

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Addendum No. 1 dated 2021.07.22 to

Contract No. 840/08625142/31/22-21

Date of signature: 2021.03.18

THE SELLER

Joint Stock Company «Isotope»,

(JSC «Isotope»)

Pogodinskaya str., 22, Moscow, 119435, Russia.

Phone: +7(499) 245-01-18, 245-13-81.

THE BUYER

The Company Isoray Medical Inc.

350 Hills Street, Suite 106

Richland, WA 99354-5411 USA

THE BUYER and THE SELLERS have mutually agreed about the following:

1.	The Manufacturer of the Goods may be the following organization:

JSC "SSC RIAR", 9, Zapadnoye Shosse, Dimitrovgrad, Ulyanovsk region, 433510,

Russian Federation.

Phone.:+7 (84235) 796 57

e-mail: orip@niiar.ru

2.	The Shipper of the Goods may be the following organization:

MedikorPharma-Ural LLC 620109,  Sverdlovskaya region, Yekaterinburg, Krulya Street, 2, apartment 192

Tel.: +7 (343) 270-75-29

E-mail: dpbugaev@gmail.com

3.	The total activity of shipments under the Contract on calibration date is increased by [**] and is equal to [**].

4.	The total amount of the Сontract is increased by [**] and is equal to [**].

The present addendum is the integral part of contract 840/08625142/31/22-21 and may be signed by E-mail.

All other terms and conditions are in accordance with Contract No. 840/08625142/31/22-21, Appendices 1 and 2.

THE SELLER	THE BUYER

/s/ Maxim Kushnarev	/s/ Jennifer Streeter
Maxim Kushnarev	Jennifer Streeter
29 Jul 2021	22 Jul 2021
CEO (General Director), JSC Isotope	Isoray - COO